Exhibit 10.10

AMENDMENT NO. 2 TO CONVERTIBLE NOTE

This Amendment No. 2 to Convertible Note (the “Amendment”), between Guident Corp, a Florida Corporation, (the “Company”), and Guident Ltd. (“Holder”, and together with the Company, the “Parties”, and each, a “Party”) is made as of [   ] day of October, 2025 by and between the Company and Holder.

WHEREAS, the Parties have entered into a Convertible Note dated December 31, 2023, as amended on September 16, 2025 (the “Existing Note”) and desire to amend the Existing Note on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Note and the amendment and restatement agreement dated December 31, 2023.

2. Amendments to the Existing Note. Section 4 of the Existing Note shall be deleted in its entirety.

3. Except as expressly set forth herein, the Existing Note is unmodified and remains in full force and effect and the execution of this Amendment does not and shall not constitute an amendment of any other rights to which the parties are entitled pursuant to the Existing Note and its Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

GUIDENT CORP.		GUIDENT LTD
(“COMPANY”)		(“HOLDER”)

By:		By:
Name:	Harald Braun	Name:	Konrad Dabrowski
Title:	Chief Executive Officer	Title:	Director